UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

CULLEN/FROST BANKERS, INC.

(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Corporation’s Annual Meeting of Shareholders held on April 29, 2010, shareholders voted on the following matters:

(1)	To elect four Class I and four Class II director nominees to serve until the 2011 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Class I
Crawford H. Edwards	47,865,675	181,146	5,014,511
Ruben M. Escobedo	45,429,429	2,617,392	5,014,511
Patrick B. Frost	45,478,525	2,568,296	5,014,511
David J. Haemisegger	47,843,776	203,045	5,014,511

Class II
Richard W. Evans, Jr.	47,270,648	776,173	5,014,511
Karen E. Jennings	45,577,574	2,469,247	5,014,511
Richard M. Kleberg, III	47,600,894	445,927	5,014,511
Horace Wilkins, Jr.	47,653,404	393,417	5,014,511

(2)	To ratify the selection of Ernst & Young LLP to act as independent auditors of the Corporation for the fiscal year that began January 1, 2010. Final voting results were as follows:

Votes For	52,845,310
Votes Against	160,631
Abstentions	55,391

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/S/ JERRY SALINAS
Jerry Salinas
Senior Executive Vice President and Treasurer

Dated: May 10, 2010